As filed with the Securities and Exchange Commission on November 25, 2013

Registration Nos. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________________________

GAMCO Investors, Inc.
(Exact name of registrant as specified in its charter)
________________________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	13-4007862 (I.R.S. Employer Identification No.)
ONE CORPORATE CENTER RYE, NEW YORK (Address of Principal Executive Offices)	10580 (Zip Code)

GAMCO INVESTORS, INC. 2002 STOCK AWARD AND INCENTIVE PLAN
(Full title of the plan)

Kevin Handwerker
GAMCO Investors, Inc.
One Corporate Center
Rye, New York 10580
(Name and address of agent for service)

(914) 921-5000
 (Telephone number, including area code, of agent for service)

Copy to:
Steve Wolosky, Esq.
Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
(212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, par value $0.001 per share	2,000,000	$75.47	$150,940,000	$19,441.07

(1)
This Registration Statement registers 2,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of GAMCO Investors, Inc. (the “Company”) for issuance pursuant to the Company’s 2002 Stock Award and Incentive Plan, as amended (the “Plan”).

Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers any additional shares of the Company’s Class A Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Class A Common Stock, dividend in kind, or other like change in capital structure.

(2)
Pursuant to Rules 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low market prices for the Class A Common Stock reported on the New York Stock Exchange on November 20, 2013.

EXPLANATORY NOTE

This registration statement registers an additional 2,000,000 shares of Class A Common Stock, par value $0.001 per share (“Common Stock”), of GAMCO Investors, Inc., a Delaware corporation (the “Company”), issuable under the Company’s 2002 Stock Award and Incentive Plan (as amended to date, the “Plan”).

This registration of 2,000,000 shares of Common Stock will increase the number of shares of Common Stock registered for issuance under the Plan to 3,500,000 shares of Common Stock. As permitted by General Instruction E to Form S-8, this registration statement incorporates by reference the registration statement on Form S-8, File No. 333-126095, which the Company filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 23, 2005, the registration statement on Form S-8, File No. 333-172427, which the Company filed with the Commission on February 24, 2011, and the Post-Effective Amendment to the foregoing registration statements, which the Company filed with the Commission on November 25, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York on November 22, 2013.

GAMCO INVESTORS, INC.

By:	/s/ Robert S. Zuccaro
Name:	Robert S. Zuccaro
Title:	Executive Vice-President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kieran Caterina, Diane M. LaPointe, Robert S. Zuccaro and Kevin Handwerker his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this Registration Statement, and any related registration statement filed pursuant to Rule 462(b) of the Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mario J. Gabelli	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	November 22, 2013
Mario J. Gabelli

/s/ Robert S. Zuccaro	Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	November 22, 2013
Robert S. Zuccaro

/s/ Kieran Caterina	Co-Chief Accounting Officer (Co-Principal Accounting Officer)	November 22, 2013
Kieran Caterina

/s/ Diane M. LaPointe	Co-Chief Accounting Officer (Co-Principal Accounting Officer)	November 22, 2013
Diane M. LaPointe

/s/ Edwin L. Artzt	Director	November 22, 2013
Edwin L. Artzt

/s/ Raymond C. Avansino, Jr.	Director	November 22, 2013
Raymond C. Avansino, Jr.

	Director	November 22, 2013
Richard L. Bready

/s/ Eugene R. McGrath	Director	November 22, 2013
Eugene R. McGrath

/s/ Robert S. Prather, Jr.	Director	November 22, 2013
Robert S. Prather, Jr.

/s/ Elisa M. Wilson	Director	November 22, 2013
Elisa M. Wilson

Exhibit Index
Exhibit No.	Description
4.1
The Company’s 1999 Stock Award and Incentive Plan (Incorporated by reference to Exhibit 10.4 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-51023) filed with the Commission on January 29, 1999).

4.2
The Company’s 2002 Stock Award and Incentive Plan (Incorporated by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2002).

4.3
First Amendment to the Company’s 2002 Stock Award and Incentive Plan (Incorporated by reference to Annex D to the Company’s definitive proxy statement on Schedule 14A filed with the Commission on October 30, 2013).

5.1+	Opinion of Olshan Frome Wolosky LLP.
23.1+	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2+	Consent of Olshan Frome Wolosky LLP (included in its opinion filed herewith as Exhibit 5).
24.1+	Power of Attorney (included on the signature page to this Registration Statement).

_____________
+ Filed herewith.